UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2009

MEDICAL STAFFING NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31299	65-0865171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton, FL 33431
(Address of principal executive offices)

Registrant’s telephone number, including area code: 561-322-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement

On March 12, 2009, Medical Staffing Network Holdings, Inc. ("Company") amended and restated its senior secured credit facility with its lenders. Under the amended and restated credit facility, the Company now has an $18.0 million revolving senior credit facility, an $81.0 million senior secured 1st lien term loan, and a $25.0 million senior secured 2nd lien term loan.  The amended and restated credit facility replaces the Company's $155 million 2007 senior credit facility.

The primary changes made in the amended and restated credit facility compared to the Company’s 2007 senior credit facility are as follows: (i) the Company repaid $10.5 million of outstanding borrowings under the 1st lien term loan (reducing its currently outstanding term loans from $116.5 million to $106.0 million), (ii) the Company amended certain financial covenants, (iii) the Company added a new financial covenant (minimum EBITDA, as defined in the agreements), (iv) the Company changed the quarterly amortization, such that effective the third quarter of 2009 the Company will be required to pay 2.5% of the remaining $81.0 million outstanding under the 1st lien term loan for four quarters with the amount increasing by 2.5% for the subsequent four quarters, etc., (v) the Company agreed to incorporate a LIBOR floor of 2.5% for both the 1st lien and the 2nd lien term loans, (vi) the Company agreed to an increase in the applicable margin for both the 1st lien and the 2nd lien term loans, (vii) the Company agreed to the incorporation of an annual 2.0% interest charge for both the 1st lien and the 2nd lien term loans that accrues quarterly and is payable upon the maturity of the respective loans, and (viii) the Company agreed to a reduction in the size of the revolver from $30 million to $18.0 million.

There was no change to the maturity dates for the revolver, the 1st lien term loan or the 2nd lien term loan, and all of these loans continue to be secured by a lien on substantially all of the Company’s assets.  The credit agreements with respect to the amended and restated credit facility contain customary representations, warranties and financial covenants.

The foregoing description of the amended and restated credit facilities is not complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement and the Amended and Restated Second Lien Credit Agreement, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by this reference.

Item 2.02.     Results of Operations and Financial Condition.

On March 13, 2009, the Company issued a press release announcing its results of operations for the fourth quarter and year ended December 28, 2008.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)  Exhibits:

Exhibit	Description

10.1

Amended and Restated Credit Agreement, dated as of March 12, 2009, among Medical Staffing Network, Inc., as borrower, Medical Staffing Holdings, LLC, and Medical Staffing Network Holdings, Inc., as certain of the guarantors, the Lenders parties thereto and L/C Issuers parties thereto, General Electric Capital Corporation, as administrative agent and collateral agent, GE Capital Markets, Inc., as sole lead arranger and sole bookrunner, and Firstlight Financial Corporation, as documentation agent (incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008 (File No. 001-31299)).

10.2

Amended and Restated Second Lien Credit Agreement, dated as of March 12, 2009, among Medical Staffing Network, Inc., as borrower, Medical Staffing Holdings, LLC, and Medical Staffing Network Holdings, Inc., as certain of the guarantors, the Lenders parties thereto, General Electric Capital Corporation, as administrative agent and collateral agent and GE Capital Markets, Inc., as sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008 (File No. 001-31299)).

99.1	Press Release of Medical Staffing Network Holdings, Inc., dated March 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2009	MEDICAL STAFFING NETWORK
HOLDINGS, INC.

		By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of March 12, 2009, among Medical Staffing Network, Inc., as borrower, Medical Staffing Holdings, LLC, and Medical Staffing Network Holdings, Inc., as certain of the guarantors, the Lenders parties thereto and L/C Issuers parties thereto, General Electric Capital Corporation, as administrative agent and collateral agent, GE Capital Markets, Inc., as sole lead arranger and sole bookrunner, and Firstlight Financial Corporation, as documentation agent (incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008 (File No. 001-31299)).

10.2

Amended and Restated Second Lien Credit Agreement, dated as of March 12, 2009, among Medical Staffing Network, Inc., as borrower, Medical Staffing Holdings, LLC, and Medical Staffing Network Holdings, Inc., as certain of the guarantors, the Lenders parties thereto, General Electric Capital Corporation, as administrative agent and collateral agent and GE Capital Markets, Inc., as sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008 (File No. 001-31299)).

99.1	Press Release of Medical Staffing Network Holdings, Inc., dated March 13, 2009.